SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 AMENDMENT NO. 2
                                       TO
                                  SCHEDULE 13D


                   Under the Securities Exchange Act of 1934


                             TEXFI INDUSTRIES, INC.
                                (Name of Issuer)


                          Common Stock, $1.00 par value
                         (Title of Class of Securities)


                                   882895 10 5
                                 (CUSIP Number)


                          William L. Remley, President
                             Chadbourne Corporation
                                  1430 Broadway
                                   Suite 1300
                            New York, New York 10018
                                 (212) 391-1392
                  (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)


                                  March 6, 1995
                      (Date of Event which Requires Filing
                               of this Statement)


Check  the following  box  if  a  fee  is  being  paid  with this statement: [ ]


                          Exhibit Index is on page 10.

CUSIP No. 882895 10 5                    13D                  Page 2 of 24 pages



--------------------------------------------------------------------------------
   1   NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON



       Chadbourne Corporation
--------------------------------------------------------------------------------
   2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             (a)  [  ]
                                                             (b)  [  ]


--------------------------------------------------------------------------------
   3   SEC USE ONLY




--------------------------------------------------------------------------------
   4   SOURCE OF FUNDS*



       00
--------------------------------------------------------------------------------
   5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                         [  ]


--------------------------------------------------------------------------------
   6   CITIZENSHIP OR PLACE OF ORGANIZATION



       Delaware
--------------------------------------------------------------------------------
   NUMBER OF      7    SOLE VOTING POWER
     SHARES            1,705,800
  BENEFICIALLY    --------------------------------------------------------------
    OWNED BY      8    SHARED VOTING POWER
      EACH             0
   REPORTING      --------------------------------------------------------------
     PERSON       9    SOLE DISPOSITIVE POWER
      WITH             1,705,800
                  --------------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER
                       0

--------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        1,705,800

--------------------------------------------------------------------------------
  12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

                                                                      [  ]

--------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       18.4%

--------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON*

       CO


--------------------------------------------------------------------------------

CUSIP No. 882895 10 5                    13D                  Page 3 of 24 pages



--------------------------------------------------------------------------------
   1   NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON



       Halton House Ltd.
--------------------------------------------------------------------------------
   2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             (a)  [  ]
                                                             (b)  [  ]


--------------------------------------------------------------------------------
   3   SEC USE ONLY




--------------------------------------------------------------------------------
   4   SOURCE OF FUNDS*



       00
--------------------------------------------------------------------------------
   5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                         [  ]


--------------------------------------------------------------------------------
   6   CITIZENSHIP OR PLACE OF ORGANIZATION



       Bahamas
--------------------------------------------------------------------------------
   NUMBER OF      7    SOLE VOTING POWER
     SHARES            1,705,800
  BENEFICIALLY    --------------------------------------------------------------
    OWNED BY      8    SHARED VOTING POWER
      EACH             0
   REPORTING      --------------------------------------------------------------
     PERSON       9    SOLE DISPOSITIVE POWER
      WITH             1,705,800
                  --------------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER
                       0

--------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        1,705,800

--------------------------------------------------------------------------------
  12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

                                                                      [  ]

--------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       18.4%

--------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON*

       CO


--------------------------------------------------------------------------------

CUSIP No. 882895 10 5                    13D                  Page 4 of 24 pages



--------------------------------------------------------------------------------
   1   NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON



       The Halton Declaration of Trust
--------------------------------------------------------------------------------
   2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             (a)  [  ]
                                                             (b)  [  ]


--------------------------------------------------------------------------------
   3   SEC USE ONLY




--------------------------------------------------------------------------------
   4   SOURCE OF FUNDS*



       00
--------------------------------------------------------------------------------
   5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                         [  ]


--------------------------------------------------------------------------------
   6   CITIZENSHIP OR PLACE OF ORGANIZATION



       Bahamas
--------------------------------------------------------------------------------
   NUMBER OF      7    SOLE VOTING POWER
     SHARES            1,705,800
  BENEFICIALLY    --------------------------------------------------------------
    OWNED BY      8    SHARED VOTING POWER
      EACH             0
   REPORTING      --------------------------------------------------------------
     PERSON       9    SOLE DISPOSITIVE POWER
      WITH             1,705,800
                  --------------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER
                       0

--------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        1,705,800

--------------------------------------------------------------------------------
  12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

                                                                      [  ]

--------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       18.4%

--------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON*

       00


--------------------------------------------------------------------------------

CUSIP No. 882895 10 5                    13D                  Page 5 of 24 pages



--------------------------------------------------------------------------------
   1   NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON



       Gary R. Siegal
--------------------------------------------------------------------------------
   2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                             (a)  [  ]
                                                             (b)  [  ]


--------------------------------------------------------------------------------
   3   SEC USE ONLY




--------------------------------------------------------------------------------
   4   SOURCE OF FUNDS*



       00
--------------------------------------------------------------------------------
   5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
       ITEMS 2(d) OR 2(e)                                         [  ]


--------------------------------------------------------------------------------
   6   CITIZENSHIP OR PLACE OF ORGANIZATION



       United States of America
--------------------------------------------------------------------------------
   NUMBER OF      7    SOLE VOTING POWER
     SHARES            1,705,800
  BENEFICIALLY    --------------------------------------------------------------
    OWNED BY      8    SHARED VOTING POWER
      EACH             0
   REPORTING      --------------------------------------------------------------
     PERSON       9    SOLE DISPOSITIVE POWER
      WITH             1,705,800
                  --------------------------------------------------------------
                  10   SHARED DISPOSITIVE POWER
                       0

--------------------------------------------------------------------------------
  11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        1,705,800

--------------------------------------------------------------------------------
  12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

                                                                      [  ]

--------------------------------------------------------------------------------
  13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       18.4%

--------------------------------------------------------------------------------
  14   TYPE OF REPORTING PERSON*

       IN


--------------------------------------------------------------------------------

Item 1. Security and Issuer.

     This Amendment No. 2, filed jointly by Chadbourne Corporation ("Chadbourne"), Halton House Ltd. ("Halton Ltd."), The Halton Declaration of Trust ("Halton Trust"), and Gary R. Siegel, amends and supplements the statement on Schedule 13D, as previously amended (this "Schedule"), filed jointly by Chadbourne, Halton Ltd., Halton Trust and Mr. Siegel relating to shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Texfi Industries, Inc. (the "Issuer"). Any capitalized term used without definition shall have the same meaning previously ascribed to it in this Schedule.


Item 2. Identity and Background.

     The principal office of Chadbourne has been relocated to 1430 Broadway, Suite 1300, New York, New York 10018.


Item 3. Source and Amount of Funds or Other Consideration.

     The purchases of Common Stock by Chadbourne reported in Item 5(c) of this Amendment No. 2 have required the expenditure of approximately $528,719. Chadbourne has borrowed the funds expended in such purchases from The A.J. 1989 Trust pursuant to an arrangement, described in Item 6 of this Amendment No. 2, whereunder The A.J. 1989 Trust agreed to loan Chadbourne up to $1 million, in the discretion of The A.J. 1989 Trust, the repayment of which is secured by the securities in Chadbourne's designated brokerage account, including the shares of Common Stock purchased by Chadbourne with such funds.


Item 5. Interest in Securities of the Issuer.

     (a)-(b) As of the close of business on March 31, 1995, Chadbourne may be deemed to be the beneficial owner of 1,705,800 shares of Common Stock, including 600,000 shares underlying the Option. Such 1,705,800 shares constitute 18.4% of the shares of Common Stock outstanding (based on 8,652,621 shares of Common Stock reported to be outstanding as of January 13, 1995 in the Issuer's proxy statement for its 1995 Annual Meeting of Stockholders), as well as shares underlying the Option. Halton Ltd., by virtue of its ownership of Chadbourne, Halton Trust, by virtue of its ownership of Halton Ltd., and Mr. Siegel, by virtue of his powers as protector of Halton Trust, each may be deemed to have the power to vote and dispose of the shares of Common Stock beneficially owned by Chadbourne.

     (c) Since January 1, 1995, Chadbourne effected purchases of Common Stock in open-market transactions, as follows:

            Date of trade     Shares acquired   Price per share*
            -------------     ---------------   ----------------

            January 3, 1995       2,000             $2.75
            January 4, 1995       1,000             $2.625
            January 9, 1995       4,000             $2.50
            January 11, 1995     20,000             $2.50
            January 13, 1995      4,000             $2.375
            January 17, 1995      4,500             $2.50
            January 18, 1995     25,000             $2.375
            January 30, 1995      2,500             $2.625
            February 1, 1995        500             $2.75
            February 3, 1995     17,000             $3.00
            February 13, 1995     2,600             $3.125
            February 14, 1995     2,600             $3.125
            February 15, 1995     2,600             $3.00
            February 16, 1995     2,200             $2.875
            February 17, 1995     2,600             $2.875
            February 21, 1995     2,600             $3.00
            February 22, 1995    19,600             $3.00
            February 23, 1995       400             $3.00
            February 24, 1995     2,600             $3.125
            March 3, 1995        43,500             $3.00
            March 6, 1995        20,000             $3.00

* Such prices are net of brokerage commissions.

     Except as provided in the foregoing table with respect to Chadbourne, none of the Reporting Persons have effected any transaction in the Common Stock within the 60 days preceding the date of this Amendment No. 2.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

     The A.J. 1989 Trust has agreed to loan Chadbourne up to $1 million, in the discretion of the trustees of The A.J. 1989 Trust, pursuant to the terms of a Loan and Security Agreement dated as of January 1, 1995 by and between The A.J. 1989 Trust and Chadbourne, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference. Under such Loan and Security Agreement, an aggregate of approximately $528,719 has been advanced to Chadbourne to fund the purchases of Common Stock described in Item 5(c) of this Amendment No. 2. Under the terms of such Loan and Security Agreement, interest only is due on December 31 of each year and the balance of indebtedness is due December 31, 2001. Repayment by Chadbourne of such funds and interest thereon is secured by all securities held in Chadbourne's brokerage account with Smith Barney, including all shares of Common Stock purchased by Chadbourne with such borrowed funds.


Item 7. Materials to be Filed as Exhibits.

Exhibit           Description
-------           -----------

  2.0             Joint filing agreement.


  2.1 Loan and Security Agreement dated as of January 1, 1995 by and between The A.J. 1989 Trust and Chadbourne Corporation.

                                   SIGNATURES


     After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned hereby certifies that the information set forth in this amendment is true, complete and correct.

Dated:  April 7, 1995

                                    CHADBOURNE CORPORATION



                                    By: William L. Remley, President


                                    HALTON HOUSE LTD.


                                    By: William L. Remley, President


                                    THE HALTON DECLARATION OF TRUST


                                    By: Gary R. Siegel, as Protector of
                                          The Halton Declaration of Trust



                                    Gary R. Siegel

                                  EXHIBIT INDEX


Exhibit           Description                                           Page
-------           -----------                                           ----

  2.0             Joint filing agreement.                                11

  2.1             Loan and Security Agreement dated as of                12
                  January 1, 1995 by and between The A.J.
                  1989 Trust and Chadbourne Corporation.